Exhibit 99.1

PROXY CARD

AMERICAS TECHNOLOGY ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED BY ON BEHALF OF THE BOARD OF DIRECTORS OF
AMERICAS TECHNOLOGY ACQUISITION CORP.

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Jorge Marcos and Juan Pablo Visoso, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting (the “Special Meeting”) of the Shareholders of Americas Technology Acquisition Corp. (the “Company”) to be held virtually on ___________, 2022, at 10:00 a.m. Eastern Time, accessible at https://www.cstproxy.com/[_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2022, at 10:00 a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

AMERICAS TECHNOLOGY ACQUISITION CORP.

THE BOARD OF DIRECTORS OF AMERICAS TECHNOLOGY ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 14.

(1)

Proposal 1 - The NTA Proposal  - To consider and vote upon a proposal by special resolution to consider and vote on amendments to the Current Charter, which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by ATAC, prior to the consummation of the Domestication and the proposed Business Combination, to remove from the Current Charter requirements limiting ATAC’s ability to redeem ordinary shares and consummate an initial business combination if the amount of such redemptions would cause ATAC to have less than $5,000,001 in net tangible assets.

“RESOLVED, as a special resolution, that subject to the approval of Proposal No. 3 (the Business Combination Proposal) and with effect prior to the consummation of the Domestication and the proposed Business Combination:

(a)       Article 48.2(b) of the Current Charter shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any), divided by the number of then issued Public Shares.”

(b)       Article 48.4 of the Current Charter shall be deleted in its entirety and replaced with the following language: “At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has achieved any net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination.”

(c)       Article 48.5 of the Current Charter shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company. In connection with any vote held to approve a proposed Business Combination, holders of Public Shares seeking to exercise their redemption rights will be required to either tender their certificates (if any) to the Company’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the vote on the proposal to approve the Business Combination. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”).”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

Proposal 2 - The Domestication Proposal — To consider and vote upon a proposal by special resolution to (a) change the domicile of ATAC pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”); (b) adopt upon the Domestication taking effect, the certificate of incorporation (the “Interim Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex B, in place of ATAC’s Current Charter and which will remove or amend those provisions of ATAC’s Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file a Certificate of Corporate Domestication and the Interim Charter with the Secretary of State of Delaware, under which ATAC will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware. At the time of the Domestication, simultaneously with the adoption of the Interim Charter, ATAC intends to adopt Bylaws in the form appended as Annex C to the accompanying proxy statement/prospectus (the “ATAC Bylaws”).

“RESOLVED, as a special resolution, that Americas Technology Acquisition Corp. be de-registered in the Cayman Islands pursuant to Article 46 of the Amended and Restated Articles of Association of Americas Technology Acquisition Corp. and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Americas Technology Acquisition Corp. in the State of Delaware as a corporation, governed by the Interim Charter and ATAC Bylaws attached as Annex B and Annex C, respectively, to the proxy statement/prospectus in respect of the meeting, at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Interim Charter and ATAC Bylaws of the continued company as referenced in the proxy statement/prospectus in respect of the meeting.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)

Proposal 3 - The Business Combination Proposal — To consider and vote upon a proposal by ordinary resolution to approve the Agreement and Plan of Merger by and among ATAC, Rally Communitas Corp., a Delaware corporation (“Rally”), Americas Technology Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of ATAC (“Pubco”), Americas Technology Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Purchaser Merger Sub”), Americas Technology Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), Jorge E. Marcos, in the capacity as the representative from and after the Effective Time (as defined below) of the stockholders of Pubco (other than the Rally stockholders and their successors and assignees) (the “Purchaser Representative”), and Numaan Akram, in the capacity as the representative of the Rally stockholders from and after the Effective Time (the “Seller Representative”) (as amended on July 26, 2022, November 8, 2022, and November 16, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), pursuant to which ATAC and Rally will become wholly-owned subsidiaries of Pubco. A copy of the Merger Agreement is appended to the accompanying proxy statement/prospectus as Annex A.

“RESOLVED, as an ordinary resolution, that ATAC’s entry into the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, including the issuance of the consideration thereunder, and the performance by ATAC of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)

Proposal 4 - The Charter Proposal - To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the adoption of Pubco’s amended and restated certificate of incorporation (the “Proposed Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination and after consummation of the Domestication.

“RESOLVED, as a special resolution, that the Interim Charter, attached as Annex B to the proxy statement/prospectus in respect of the meeting which is in effect from consummation of the Domestication, be amended and restated and replaced in its entirety by the Proposed Charter, in the form appended to the accompanying proxy statement/prospectus as Annex D, to be effective upon the consummation of the Business Combination and after the consummation of the Domestication.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)-(10)

Proposals 5 - 10 -The Organizational Documents Proposals — To consider and vote upon six separate non-binding advisory proposals to approve, by ordinary resolutions, assuming the Business Combination Proposal is approved and adopted, material differences between the Current Charter in effect immediately prior to the Domestication, and the Proposed Charter of Pubco upon completion of the Business Combination.

“RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Proposals 5 – 10):

(5) Proposal 5

To approve provisions to be included in the Proposed Charter providing that directors may only be removed for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6) Proposal 6

To approve provisions to be included in the Proposed Charter providing that (i) stockholder special meetings may only be called by the Pubco Board pursuant to a resolution adopted by a majority of the Pubco Board or the Secretary of Pubco, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of Pubco and (ii) stockholders may only act at annual and special meetings and not by written consent;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7) Proposal 7

To approve provisions to be included in the Proposed Charter providing that the amendment of certain provisions of the Proposed Charter related to the number of directors and director terms and that any amendment of the Proposed Bylaws requires the affirmative vote of the holders of at least 662∕3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such amendment;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8) Proposal 8

To approve provisions to be included in the Proposed Charter changing the post-Business Combination company’s corporate name to “Rally Mobility Co”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9) Proposal 9

To approve provisions to be included in the Proposed Charter to remove certain provisions related to ATAC’s status as a blank check company that will no longer apply upon consummation of the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(10) Proposal 10

To approve provisions to be included in the Proposed Charter increasing the total number of authorized shares of all classes of stock to 275,000,000 shares, each with a par value of $0.0001 per share, consisting of (i) 250,000,000 shares of Common Stock and (ii) 25,000,000 shares of preferred stock.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(11)

Proposal 11 - The NYSE Proposal — To consider and vote upon a proposal by ordinary resolution for the purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03, the issuance of Pubco Common Shares in connection with the Business Combination and the Support Investment and the additional Pubco Common Shares that will, upon Closing, be reserved for issuance pursuant to the Incentive Plan, to the extent such issuances would require shareholder approval under NYSE Listing Rule 312.03.

“RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of up to [ ] Pubco Common Shares in connection with the Business Combination and the Support Investment and the additional Pubco Common Shares that will, upon Closing, be reserved for issuance pursuant to the Incentive Plan, be approved.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(12)

Proposal 12 - The Incentive Plan Proposal - To consider and vote on a proposal by ordinary resolution to approve the Pubco 2022 Equity Incentive Plan, referred to as the “Incentive Plan,” a copy of which is appended to the accompanying proxy statement/prospectus as Annex F. The board of directors of Pubco (the “Pubco Board”) intends to adopt the Incentive Plan, subject to approval from the shareholders of ATAC, effective upon the Closing, to be used by the Company on a go-forward basis from the Closing.

“RESOLVED, as an ordinary resolution, that the Rally Mobility Co 2022 Equity Incentive Plan, a copy of which is appended to the proxy statement/prospectus in respect of the Special Meeting as Annex F be approved and adopted in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(13)

Proposal 13 - The Director Election Proposal — To consider and vote upon a proposal by ordinary resolution to elect five (5) directors to the Pubco Board, including three (3) directors designated by Rally, prior to the Closing, one (1) director designated by ATAC prior to the Closing, who will qualify as independent under NYSE requirements, and one (1) person mutually agreed upon by each of Rally and ATAC, which approval shall not be unreasonably denied or delayed, who will qualify as independent directors under NYSE rules, effective upon the Closing, to serve on the Pubco Board until Pubco’s 2024 annual meeting of stockholders, or when such directors’ successors have been duly elected and qualified, or upon such directors’ earlier death, resignation, retirement or removal for cause.

“RESOLVED, as an ordinary resolution, that the five (5) persons listed below be appointed as directors of Pubco, effective upon the Closing of the Business Combination, to serve on the Pubco Board until the 2024 annual meeting of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:

Name	Position
Numaan Akram	Director
Narinder Singh	Director
Siheun Song	Director
Jorge Marcos	Independent Director
Alberto Pontonio	Independent Director”

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT
To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_____________________

(14)

Proposal 14 - The Adjournment Proposal — To consider and vote upon a proposal by ordinary resolution to adjourn the Special Meeting to a later date or dates, if necessary or desirable, at the determination of the ATAC Board.

“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary or desirable, be determined by the ATAC Board.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.